Exhibit 4.01

                         Incorporated Under the Laws of
                           NO. the State of Delaware

SHARES                                                     CUSIP NO. __________

                               ARADYME CORPORATION

       20,000,000 AUTHORIZED COMMON SHARES $.001 PAR VALUE NON-ASSESSABLE

THIS CERTIFIES THAT
IS THE RECORD HOLDER OF
SHARES OF COMMON STOCK OF

                               ARADYME CORPORATION

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



__________________, SECRETARY                      _________________ , PRESIDENT


                                [CORPORATE SEAL]